FIRST AMENDMENT TO CREDIT AGREEMENT AND SECURITY AND PLEDGE AGREEMENT AND GUARANTOR JOINDER AGREEMENT THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND SECURITY AND PLEDGE AGREEMENT AND GUARANTOR JOINDER AGREEMENT, dated as of February 28, 2019 (this “Amendment”), is entered into by and among HEALTH PLAN INTERMEDIARIES HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party hereto and SUNTRUST BANK (the “Lender”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below). RECITALS WHEREAS, the Borrower, the Guarantors from time to time party thereto and the Lender are parties to that certain Credit Agreement, dated as of July 17, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and parties to that certain Security and Pledge Agreement, dated as of July 17, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”); WHEREAS, the Borrower has requested an increase of the Aggregate Revolving Commitments and certain other modifications to the Credit Agreement and the Security Agreement; and WHEREAS, the Lender has agreed to provide such requested amendments, subject to the terms and conditions herein; NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: AGREEMENT 1. Amendments to Credit Agreement. (a) The text, “WHEREAS, the Borrower has requested that the Lender provide, in its favor, a $30,000,000 revolving credit facility;” in the preliminary statements to the Credit Agreement is hereby amended to read, “WHEREAS, the Borrower has requested that the Lender provide, in its favor, a revolving credit facility;”. (b) The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows: “Annual Statutory Statement” shall mean the annual statutory financial statement of the Insurance Subsidiary required to be filed with the Arkansas Department. “Arkansas Department” shall mean the Arkansas Department of Insurance. “Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230. “First Amendment Effective Date” shall mean February 28, 2019.

“Insurance Subsidiary” shall mean Benefytt, LLC, an Arkansas limited liability company. “Quarterly Statutory Statement” shall mean the quarterly statutory financial statement of the Insurance Subsidiary required to be filed with the Arkansas Department. (c) The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows: “Aggregate Revolving Commitments” shall mean the Revolving Commitments of the Lender at any time outstanding. On the First Amendment Effective Date, the aggregate amount of the Aggregate Revolving Commitments is Seventy-Five Million Dollars ($75,000,000). “Applicable Insurance Regulatory Authority” shall mean, (a) with respect to any Insurance Brokerage Entity, the Governmental Authority located in the jurisdiction in which such Insurance Brokerage Entity is domiciled or such other jurisdiction which due to the nature of such Insurance Brokerage Entity’s activities, has regulatory authority over such Person, and any federal Governmental Authority regulating the insurance industry and/or the insurance brokerage industry and (b) with respect to the Insurance Subsidiary, the Arkansas Department and, to the extent it has regulatory authority over the Insurance Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies in each other jurisdiction in which the Insurance Subsidiary conducts business or is licensed to conduct business. “Capital Expenditures” shall mean for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Parent and its Subsidiaries (other than the Insurance Subsidiary) that are (or would be) set forth on a consolidated statement of cash flows of the Parent for such period and (b) Capital Lease Obligations incurred by the Parent and its Subsidiaries (other than the Insurance Subsidiary) during such period. “Consolidated EBITDA” shall mean, for the Parent and its Subsidiaries (other than the Insurance Subsidiary) for any period, determined on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, without duplication, (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period, (iii) depreciation and amortization for such period, (iv) non-cash charges, expenses or losses (including, without limitation, non-cash costs and/or expenses incurred pursuant to any management equity plan, stock option plan or any other stock subscription or shareholder agreement but excluding (A) any regular operating non-cash charge, loss or expense that is an accrual of a reserve for a cash expense or payment to be made, or anticipated to be made, in a future period and (B) any expenses or charges related to accounts receivable), (v) reasonable and documented costs, fees and expenses incurred on or before the date that is ninety (90) days after Closing Date in connection with the negotiation, execution and delivery of this Agreement and the other Loan Documents, (vi) liability adjustments (or minus gains) under the Tax Receivable Agreement, (vii) reasonable and documented out-of-pocket fees and expenses incurred in connection with (A) Acquisitions (whether consummated or not) and any attempted or 2 CHAR1\1639159v5 consummated sale, issuance or disposition of Capital Stock or Investments permitted hereunder, including secondary offerings of Class B Shares (as defined in the Exchange Agreement) and (B) one-time regulatory fines or penalties, restructuring, severance and headcount reductions; provided, that the aggregate amount of all such fees and expenses with respect to the items described in this clause (vii) shall not exceed twenty-five percent (25.0%) of Consolidated EBITDA for the period of four (4) Fiscal Quarters most recently ended (determined prior to giving effect to such add-backs) and (viii) other cash charges acceptable to the Lender minus (c) to the extent included in calculating Consolidated Net Income, any non-cash gains. “Consolidated Interest Expense” shall mean, for the Parent and its Subsidiaries (other than the Insurance Subsidiary) for any period determined on a consolidated basis, the sum of (a) total interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) with respect to Hedging Transactions during such period (whether or not actually paid or received during such period). “Consolidated Net Income” shall mean, for the Parent and its Subsidiaries (other than the Insurance Subsidiary) for any period determined on a consolidated basis, the net income (or loss) of the Parent and its Subsidiaries (other than the Insurance Subsidiary) for such period but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary gains or losses, (b) any gains attributable to write-ups of assets and (c) any equity interest of the Parent or any Subsidiary of the Parent in the unremitted earnings of any Person that is not a Subsidiary. “Consolidated Total Debt” shall mean, as of any date, all Indebtedness of the Parent and its Subsidiaries (other than the Insurance Subsidiary) measured on a consolidated basis as of such date, but excluding Indebtedness of the type described in subsection (i) of the definition thereto. “Excluded Property” shall mean, with respect to any Loan Party, (a) any owned or leased real property, (b) unless requested by the Lender, any IP Rights for which a perfected Lien thereon is not effected either by filing of a Uniform Commercial Code financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (c) unless requested by the Lender, any personal property (other than personal property described in clause (b) above) for which the attachment or perfection of a Lien thereon is not governed by the Uniform Commercial Code, (d) the Capital Stock of any Foreign Subsidiary or the Insurance Subsidiary to the extent not required to be pledged to secure the Obligations pursuant to Section 5.11(a), (e) any property which, subject to the terms of Section 7.8, is subject to a Lien of the type described in Section 7.2(d) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, (f) Excluded Accounts and (g) any lease, license or other similar agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or similar agreement or purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and other applicable Laws, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the 3 CHAR1\1639159v5

Uniform Commercial Code and other applicable Laws notwithstanding such prohibition; provided, however, that the security interests granted under the Collateral Documents in favor of the Lender shall attach immediately to any asset that ceases to meet any of the criteria for Excluded Property described in any of the foregoing clauses (a) through (g) above, including, without limitation, if the terms of the agreement(s) relating thereto that prohibit or limit the pledge or granting of security interest therein or that would give rise to a violation or invalidation of the agreement(s) with respect thereto, (i) are no longer in effect or (ii) have been waived by the other party to any such lease, license or other agreement. “Guarantors” shall mean, collectively, (a) the Parent, (b) each Subsidiary identified as a “Guarantor” on the signature pages hereto, (c) each Person that joins as a Guarantor pursuant to Section 5.10 or otherwise, (d) with respect to (i) any Hedging Obligations between any Loan Party (other than the Borrower) and any Lender-Related Hedge Provider that are permitted to be incurred under this Agreement and any Bank Products Obligations owing by any Loan Party (other than the Borrower), the Borrower and (ii) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower, and (e) the successors and permitted assigns of the foregoing. In no event shall the Insurance Subsidiary be or become required to be a Guarantor hereunder. “LC Commitment” shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed Ten Million Dollars ($10,000,000). “Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing), but not including any approval of any Applicable Insurance Regulatory Authority required in connection with a change in control of the Insurance Subsidiary. “Revolving Commitment Termination Date” shall mean the earliest of (a) February 28, 2022, (b) the date on which the Revolving Commitments are terminated pursuant to Section 2.5 and (c) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise). (d) Clause (f) of the definition of Permitted Acquisition in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: (f) the aggregate cash and non-cash consideration (including any assumption of Indebtedness, deferred purchase price and any earn-out obligations (in the case of earn-out obligations, included only to the extent such earn-out obligations should be recorded as a liability on the financial statements of the Parent and its Subsidiaries in accordance with GAAP in connection with such Acquisition) and any equity consideration) paid by the Parent and its Subsidiaries shall not exceed for all Acquisitions occurring in any Fiscal Year, $30,000,000. 4 CHAR1\1639159v5

(e) A new sentence is hereby added to the end of Section 1.4 of the Credit Agreement to read as follows: Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). (f) A new Section 1.7 is hereby added to the Credit Agreement to read as follows: Section 1.7 Rules of Interpretation with Respect to the Insurance Subsidiary. Should an applicable Governmental Authority notify any Loan Party of a potentially actionable issue or concern related to control of the Insurance Subsidiary on the basis that the Lender is potentially a control person or determine that the Lender is acting as a control person, in each case as defined or used under applicable Laws, of the Insurance Subsidiary due to one or more provisions of this Agreement, the parties agree to promptly further negotiate in good faith to modify this Agreement such that the Lender is not considered by such Governmental Authority to be a control person of the Insurance Subsidiary and to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. (g) Section 2.18 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: Section 2.18 Increase of the Revolving Commitments and Incremental Term Loans. The Borrower shall have the right from time to time after the First Amendment Effective Date, upon at least five (5) Business Days’ prior written notice to the Lender, to request an increase in the Aggregate Revolving Commitments or establish one or more additional term loans (each such term loan, an “Incremental Term Loan”) by up to $25,000,000, provided, that: (a) no Default or Event of Default shall have occurred and be continuing on the date on which such increase in the Aggregate Revolving Commitments or such Incremental Term Loan is to become effective; (b) such increase in the Aggregate Revolving Commitments or such Incremental Term Loan shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof (or such lesser amounts as the Lender may agree in its discretion); (c) the Lender shall have received all documents (including resolutions of the board of directors (or similar governing body) of the Loan Parties and opinions of counsel to the Loan Parties) it may reasonably request relating to the corporate or other necessary authority for such increase in the Aggregate Revolving Commitments or establishment of such Incremental Term 5 CHAR1\1639159v5

Loan and the validity of such increase in the Aggregate Revolving Commitments or establishment of such Incremental Term Loan, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Lender; (d) the Lender shall have received a Pro Forma Compliance Certificate in form and substance reasonably satisfactory to the Lender demonstrating that, after giving effect to such increase in the Aggregate Revolving Commitments (assuming, for purposes of such demonstration, that the Revolving Commitment, as increased, is fully drawn) or such Incremental Term Loan, on a Pro Forma Basis, the Parent shall be in compliance with the financial covenants set forth in Article VI for the period of four (4) Fiscal Quarters most recently ended prior to the date of determination for which financial statements were delivered under Section 5.1(a) or (b); (e) any increase in the Aggregate Revolving Commitments under this Section 2.18 shall have terms identical to those for the Revolving Loans under this Agreement, except for fees payable to the Lender in connection with such increase in the Aggregate Revolving Commitments; (f) amortization, the Maturity Date, pricing and use of proceeds applicable to any Incremental Term Loan shall be as set forth in the definitive documentation therefor; provided that any such Incremental Term Loan shall have a Maturity Date that is coterminous with or later than the Revolving Commitment Termination Date; (g) all conditions precedent to the making of a Loan and/or the issuance of a Letter of Credit set forth in Section 3.2 shall have been satisfied at the time of any increase in the Aggregate Revolving Commitments (even if there is no Borrowing thereunder on such date); and (h) the Lender (or any successor thereto) shall not have any obligation to provide any increase in its Revolving Commitment or any Incremental Term Loan Commitment, and any decision by the Lender to provide any increase in its Revolving Commitment or any Incremental Term Loan shall be made in its sole discretion. (h) A new sentence is hereby added to the end of Section 4.13 of the Credit Agreement to read as follows: As of the First Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects. (i) Section 4.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: Section 4.15 Subsidiaries. Schedule 4.15 sets forth (a) the name of, the ownership interest of each Loan Party in, the jurisdiction of incorporation or organization of, and the type of, each Subsidiary and identifies each Subsidiary that is a Loan Party, in each case as of the First Amendment Effective Date and (b) the authorized Capital Stock of the Parent and each of its Subsidiaries as of the First Amendment Effective Date. All issued and outstanding Capital Stock of the Parent and each of its Subsidiaries is duly 6 CHAR1\1639159v5 authorized and validly issued, fully paid, non-assessable, as applicable, and, solely with respect to the Subsidiaries, free and clear of all Liens other than those in favor of the Lender, for the benefit of the holders of the Obligations. All such securities were issued in compliance in all material respects with all applicable state and federal Laws concerning the issuance of securities. As of the First Amendment Effective Date, all of the issued and outstanding Capital Stock of the Subsidiaries is owned by the Persons and in the amounts set forth on Schedule 4.15. Except as set forth on Schedule 4.15, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Stock of any of the Subsidiaries of the Parent. (j) The second, third and fourth sentences of Section 4.17 of the Credit Agreement are hereby amended and restated in their entireties to read as follows: Set forth on Schedule 4.17-2 is the chief executive office, U.S. tax payer identification number and organizational identification number of each Loan Party as of the First Amendment Effective Date. The exact legal name and state of organization of each Loan Party as of the First Amendment Effective Date is as set forth on the signature pages hereto. Except as set forth on Schedule 4.17-3, no Loan Party has during the five years preceding the First Amendment Effective Date (i) changed its legal name, (ii) changed its state of formation, or (iii) been party to a merger, consolidation or other change in structure. (k) Clauses (c), (d) and (e) of Section 5.1 of the Credit Agreement are hereby, respectively, amended and restated in their entireties to read as follows: (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a Compliance Certificate signed by the principal executive officer or the principal financial officer of the Parent (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action that the Loan Parties have taken or propose to take with respect to such Default or Event of Default, (ii) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants set forth in Article VI, (iii) certifying that as of the date thereof, all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by concepts of materiality or a Material Adverse Effect, in which case such representations and warranties are true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (other than those representations and warranties that are expressly qualified by concepts of materiality or a Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects as of such earlier date), (iv) stating whether any change in GAAP has occurred since December 31, 2016, and if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate (provided, that any such statement contained in the Annual Report on Form 10-K of the Parent or the Quarterly Report on Form 10-Q of the Parent filed with the SEC shall be deemed to satisfy the requirements of this clause (iv)), (v) specifying any change in the identity of the Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Subsidiaries identified to the Lender on the Closing Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case 7 CHAR1\1639159v5 may be and (vi) setting forth Investments made by any Loan Party or Subsidiary (other than the Insurance Subsidiary) in the Insurance Subsidiary that is eliminated upon consolidation in accordance with GAAP; (d) (i) as soon as available and in any event within 90 days after the end of the Fiscal Year, a preliminary pro forma budget for the succeeding Fiscal Year, containing an income statement, balance sheet and statement of cash flow of the Parent and its Subsidiaries on a quarterly basis for such succeeding Fiscal Year (“Pro Forma Budget”), as well as a preliminary pro forma budget for the succeeding Fiscal Year, containing combined income statements, balance sheets and statements of cash flow of the Parent and its Subsidiaries but excluding the Insurance Subsidiary on a quarterly basis for such succeeding Fiscal Year, and (ii) promptly after it has been approved by the Parent’s board of directors, the final (as approved by the Parent’s board of directors) Pro Forma Budget; (e) (i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the SEC, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be, and (ii) promptly after the same are filed with the Arkansas Department, copies of the Insurance Subsidiary’s Quarterly Statutory Statements and Annual Statutory Statement; and (l) Section 5.2 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (g), (ii) replacing the “.” at the end of clause (h) with “; and” and (iii) adding a new clause (i) to read as follows: (i) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification. (m) Section 5.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: If any Subsidiary is acquired or formed after the Closing Date, promptly notify the Lender thereof and, within ten (10) Business Days after any such Subsidiary is acquired or formed, if such Subsidiary is a Domestic Subsidiary (other than the Insurance Subsidiary), cause such Domestic Subsidiary (other than the Insurance Subsidiary) to become a Guarantor. A Subsidiary (other than the Insurance Subsidiary) shall become an additional Guarantor by executing and delivering to the Lender a Guarantor Joinder Agreement in form and substance reasonably satisfactory to the Lender, accompanied by (a) all other Loan Documents related thereto, (b) certified copies of Organization Documents, appropriate authorizing resolutions of the board of directors of such Subsidiaries, and opinions of counsel comparable to those delivered pursuant to Section 3.1(c), and (c) such other documents as the Lender may reasonably request. (n) Section 5.11(a)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: (i) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary (other than the Insurance Subsidiary) of any Loan Party and 8 CHAR1\1639159v5

(o) Section 7.4 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (g), (ii) renumbering clause (h) to be clause (j) and (iii) inserting new clauses (h) and (i), respectively, to read as follows: (h) portfolio Investments made by the Insurance Subsidiary in the ordinary course of business that are consistent with its investment policy, as such policy may be established, amended or modified from time to time by the Insurance Subsidiary; (i) Investments in the Insurance Subsidiary which in the aggregate do not exceed $2,500,000 at any time outstanding, calculating the amount of such Investment as the amount actually invested less any readily identifiable returns in the form of cash or Cash Equivalents on such Investment; and (p) The phrase “Make any Asset Sale” in Section 7.6 of the Credit Agreement is amended to read “Make any Asset Sale (other than any Asset Sale made by the Insurance Subsidiary in the ordinary course of business)”. (q) Section 7.12(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: (b) any Material Agreements, except in any manner that would not have an adverse effect on the Lender, the Parent or any of its Subsidiaries; provided, however, that the Loan Parties and their Subsidiaries shall be permitted to amend, modify or waive any provision of a Material Agreement to the extent expressly required to do so under applicable Law or in writing by any Applicable Insurance Regulatory Authority, in each case, with prompt written notice of such amendment, termination or waiver to be provided to the Lender. (r) Section 7.19(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: (i) accepting risk for healthcare services, other than by and through the Insurance Subsidiary; (s) The first sentence of Section 8.1 is hereby amended and restated in its entirety to read as follows: If any of the following events (each an “Event of Default”) shall occur, other than with respect to the Insurance Subsidiary: (t) Section 10.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: Section 10.14 Patriot Act. The Lender hereby notifies the Loan Parties that, (a) pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow the Lender to identify such Loan Party in accordance with the Patriot Act and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certificate. 9 CHAR1\1639159v5

(u) Schedules 4.15, 4.17-2 and 4.17-3 to the Credit Agreement are hereby amended and restated in their entirety to read as set forth on Schedules 4.15, 4.17-2 and 4.17-3 attached hereto. 2. Amendments to Security Agreement. (a) Clause (i) of the definition of “Pledged Equity” in Section 1 of the Security Agreement is hereby amended and restated in its entirety to read as follows: (i) one hundred percent (100%) of the issued and outstanding Capital Stock of each Domestic Subsidiary (other than the Insurance Subsidiary) and (b) The second paragraph of Section 2 of the Security Agreement is hereby amended and restated in its entirety to read as follows: Notwithstanding anything to the contrary contained herein, (A) the security interests granted under this Agreement shall not extend to any Excluded Property and (B) the Lender acknowledges and agrees that, solely to the extent required by any applicable Law or one or more Governmental Authorities or any Applicable Insurance Regulatory Authority, the ownership of the Capital Stock of the Insurance Subsidiary (the “Specified Shares”) and voting rights in such Specified Shares, shall remain with the Parent even if an Event of Default has occurred and is continuing, unless (i) the applicable Governmental Authority or Applicable Insurance Regulatory Authority shall have given its prior consent (solely to the extent such consent is required by applicable Law) to the change in ownership of such Specified Shares by transfer to an acquirer whether by purchase at a public or private sale of such Specified Shares or by merger or other transfer effecting a change in ownership in such Specified Shares, or to the exercise of such rights to effect a change in ownership of such Specified Shares by the Lender, a receiver, trustee, conservator or other agent or designee duly appointed in accordance with applicable Law or (ii) the transferee of such Specified Shares is approved (solely to the extent such approval is required by applicable Law) as the owner of such Specified Shares pursuant to applicable rules and regulations of the applicable Governmental Authority or Applicable Insurance Regulatory Authority. To enforce the provisions of this subsection, the Loan Parties acknowledge and agree that the Lender may request, and the Loan Parties hereby authorize and consent to the Lender requesting, the appointment of a receiver from any court of competent jurisdiction. To the extent permitted by applicable Law, the Loan Parties acknowledge and agree that the Lender may instruct, and the Loan Parties authorize and consent to the Lender providing such instruction to, such receiver to seek from the applicable Governmental Authority or Applicable Insurance Regulatory Authority a transfer of any such Specified Shares for the purpose of seeking a purchaser or other transferee to whom it will ultimately be transferred. Upon the occurrence and during the continuance of an Event of Default, at the Lender’s request, the Parent shall promptly use its commercially reasonable efforts to cooperate in obtaining the consent or approval of any applicable Governmental Authority or Applicable Insurance Regulatory Authority, if required, for any action or transactions contemplated hereby, including, without limitation, the preparation, execution and filing with such Governmental Authority or Applicable Insurance Regulatory Authority of the assignor’s or transferor’s portion of any application for consent or approval to the transfer of the Specified Shares necessary or appropriate under the applicable Governmental Authority or Applicable Insurance Regulatory Authority’s rules and regulations for approval of the transfer or assignment of any portion of the Specified Shares. 10 CHAR1\1639159v5

(c) Section 3(f) of the Security Agreement is hereby amended and restated in its entirety to read as follows: (f) No Other Capital Stock, Instruments, Etc. As of the First Amendment Effective Date, such Obligor owns all certificated Capital Stock in any Subsidiary, if any, that is required to be pledged and delivered to the Lender hereunder other than as set forth on Schedule 1 hereto, and all such certificated Capital Stock, if any, shall have been delivered to the Lender. (d) Section 3(j) of the Security Agreement is hereby amended and restated in its entirety to read as follows: (j) Commercial Tort Claims. As of the First Amendment Effective Date, such Obligor has no Commercial Tort Claims seeking damages in excess of $10,000 in any individual instance or $20,000 in the aggregate when taken together with all Commercial Tort Claims of all of the other Obligors, other than as set forth on Schedule 2 hereto. (e) Section 3(k) of the Security Agreement is hereby amended and restated in its entirety to read as follows: (k) Copyrights, Patents and Trademarks. (i) Schedule 3 hereto includes all registrations or applications for Copyrights, Patents and Trademarks and all material Copyright Licenses, Patent Licenses and Trademark Licenses owned by such Obligor in its own name, or to which any Obligor is a party, as of the First Amendment Effective Date. (ii) All registrations or letters pertaining to Copyrights, Patents and Trademarks have been duly and properly filed, and to any Obligor’s knowledge, each Copyright, Patent and Trademark of such Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned. (iii) Except as set forth on Schedule 3 hereto, none of such Copyrights, Patents and Trademarks is the subject of any licensing or franchise agreement as of the First Amendment Effective Date. (iv) Except as would not reasonably be expected to have a Material Adverse Effect, to such Obligor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of such Copyright, Patent or Trademark. (v) No action or proceeding is pending, seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark that would reasonably be expected to have a Material Adverse Effect. (f) Schedules 1, 2 and 3 to the Security Agreement are hereby amended and restated in their entirety to read as set forth on Schedules 1, 2 and 3 attached hereto. 3. Effectiveness; Conditions Precedent. This Amendment shall be effective upon satisfaction (or waiver in accordance with Section 10.2 of the Credit Agreement) of the following conditions precedent in each case in form and substance satisfactory to the Lender: 11 CHAR1\1639159v5

(a) Amendment. Receipt by the Lender of a counterpart of this Amendment and the other Loan Documents signed by or on behalf of each party hereto or written evidence satisfactory to the Lender (which may include facsimile transmission, or a .pdf copy sent by e- mail, of such signed signature page) that such party has signed a counterpart of this Amendment. (b) Organization Documents; Resolutions and Certificates. Receipt by the Lender of: (i) a certificate of the Secretary or Assistant Secretary of each Loan Party, (x) (A) attaching and certifying copies of such Loan Party’s Organization Documents or (B) certifying that no changes, amendments or other modifications have been made to such Loan Party’s Organization Documents since the Closing Date and (y) attaching and certifying copies of resolutions of such Loan Party’s board of directors (or equivalent governing body), authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party; and (ii) certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party. (c) Opinions of Counsel. Receipt by the Lender of favorable written opinions of counsel to the Loan Parties addressed to the Lender, and covering such matters relating to the Loan Parties, this Amendment and the transactions contemplated herein in form and substance satisfactory to the Lender. (d) Officer’s Closing Certificate. Receipt by the Lender of a certificate, dated the First Amendment Effective Date and signed by the chief financial officer or other Responsible Officer of the Parent, certifying that after giving effect to the funding of Revolving Loans (if any) on the First Amendment Effective Date and the consummation of the other transactions contemplated herein, (i) the Loan Parties are Solvent on a consolidated basis, (ii) the conditions specified in Section 2(e) are satisfied as of the First Amendment Effective Date, (iii) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by concepts of materiality or a Material Adverse Effect, in which case such representations and warranties are true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (other than those representations and warranties that are expressly qualified by concepts of materiality or a Material Adverse Effect, in which case such representations and warranties are true and correct in all respects as of such earlier date) and (iv) no Default or Event of Default exists. (e) Required Consents and Approvals. The Loan Parties shall have received all consents (including any necessary governmental consents), approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any applicable Law, the Organization Documents of any Loan Party or by any Contractual Obligation of any Loan Party, in connection with the execution, delivery, performance, validity and enforceability of this Amendment or any of the transactions contemplated hereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by 12 CHAR1\1639159v5 any Governmental Authority regarding this Amendment or any other transaction being financed with the proceeds of the Loan Documents shall be ongoing. (f) Insurance. Receipt by the Lender of certificates of insurance issued on behalf of insurers of the Loan Parties, describing in reasonable detail the types and amounts of insurance (property and liability) maintained by the Loan Parties, and endorsements naming the Lender as additional insured on liability policies and lender’s loss payee on property and casualty policies. (g) Personal Property Collateral. Receipt by the Lender, in form and substance satisfactory to the Lender of: (i) searches of Uniform Commercial Code filings in the jurisdiction of formation of each Loan Party; (ii) Uniform Commercial Code financing statements for each appropriate jurisdiction as is necessary, in the Lender’s reasonable discretion, to perfect the Lender’s security interest in the Collateral; (iii) all certificates evidencing any certificated Capital Stock pledged to the Lender pursuant to the Security Agreement or any other pledge agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Lender in its reasonable discretion under the applicable Law of the jurisdiction of organization of such Person); (iv) searches of ownership of, and Liens on, United States registered intellectual property owned by each Loan Party in the appropriate governmental offices; and (v) duly executed notices of grant of security interest in the form required by any security agreement as are necessary, in the Lender’s reasonable discretion, to perfect the Lender’s security interest in the United States registered intellectual property owned by the Loan Parties (if and to the extent perfection may be achieved in the United States Patent and Trademark Office or the United States Copyright Office by such filings). (h) KYC Information. (i) The provision by the Loan Parties of all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Loan Parties shall provide a Beneficial Ownership Certification in relation to the Borrower. (i) Execution Affidavits. Receipt by the Lender of execution affidavits or other evidence as the Lender may reasonably request in order to establish that either (i) this Amendment has been executed by the Loan Parties outside of the State of Florida and delivered to the Lender (or its agent) outside of the State of Florida or (ii) all applicable documentary taxes have been paid. 13 CHAR1\1639159v5

(j) Fees and Expenses. Receipt by the Lender of all fees, expenses and other amounts due and payable on or prior to the First Amendment Effective Date, including without limitation reimbursement or payment of all out-of-pocket expenses of the Lender (including reasonable fees, charges and disbursements of counsel to the Lender) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Lender. 4. Amendment is a “Loan Document”. This Amendment shall be deemed to be, and is, a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment. 5. Representations and Warranties; No Default. The Borrower hereby represents and warrants to the Lender that, immediately after giving effect to this Amendment, (a) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by concepts of materiality or a Material Adverse Effect, in which case such representations and warranties are true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (other than those representations and warranties that are expressly qualified by concepts of materiality or a Material Adverse Effect, in which case such representations and warranties are true and correct in all respects as of such earlier date) and (b) no Default or Event of Default exists. 6. Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents (as amended by this Amendment) and (c) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents (except to the extent such obligations are modified pursuant to this Amendment). 7. Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents is valid and subsisting and (b) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not in any manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents. 8. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect. 9. Counterparts; Delivery. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by any other electronic imaging means (including .pdf), shall be effective as delivery of a manually executed counterpart of this Amendment. 10. Fees and Expenses. The Borrower agrees to pay all reasonable out-of-pocket fees and expenses of the Lender in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC, counsel to the Lender. 14 CHAR1\1639159v5

11. Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. 12. Subsidiary Guarantor Joinder. The Loan Parties are required by Sections 5.10 and 5.11 of the Credit Agreement to (i) cause each of BIMSYM-HPIP, LLC, a Delaware limited liability company, and Health Insurance Innovations Holdings, Inc., a Delaware corporation (each, a “New Subsidiary” and, collectively, the “New Subsidiaries”), to become a “Guarantor” under the Credit Agreement and (ii) pledge the Capital Stock of each New Subsidiary directly owned by any Loan Party to the Lender to secure the Obligations. Accordingly, each New Subsidiary and the Loan Parties hereby agree as follows with the Lender: (a) Each New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such New Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. Each New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this Section 12(a), each New Subsidiary hereby, jointly and severally together with the other Guarantors, guarantees to the Lender, each Affiliate of the Lender that enters into Bank Products or Hedging Transactions with the Borrower or any Subsidiary, and each other holder of the Obligations, as provided in Article IX of the Credit Agreement, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. (b) Each New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such New Subsidiary will be deemed to be a party to the Security Agreement and an “Obligor” for all purposes of the Security Agreement, and shall have all the obligations of an Obligor thereunder as if it had executed the Security Agreement. Each New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing terms of this Section 12(b), to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (here and hereinafter as defined in the Security Agreement), each New Subsidiary hereby grants to the Lender, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right of set off against any and all right, title and interest of such New Subsidiary in and to the Collateral (as such term is defined in the Security Agreement) of such New Subsidiary. (c) Each New Subsidiary hereby represents and warrants to the Lender that: (i) As of the date hereof, no New Subsidiary owns or leases any real property located in the United States. (ii) Set forth on Schedule 4-17-2 is the chief executive office, U.S. tax payer identification number and organizational identification number of each New Subsidiary as of the date hereof. 15 CHAR1\1639159v5

(iii) The exact legal name and state of organization of each New Subsidiary is as set forth on the signature pages hereto. (iv) Set forth on Schedule 4 is each location where assets of any New Subsidiary are located as of the date hereof. (v) Except as set forth on Schedule 4-17-3, no New Subsidiary has during the five years preceding the date hereof (A) changed its legal name, (B) changed its state of formation, or (C) been party to a merger, consolidation or other change in structure. (vi) Set forth on Schedule 3 is a list of all IP Rights owned by any New Subsidiary as of the date hereof. (vii) As of the date hereof, no New Subsidiary has commercial tort claims involving a claim for damages in excess of $10,000 in any individual instance or $50,000 in the aggregate when taken together with all commercial tort claims of any of the Loan Parties not subject to a Lien in favor of the Lender, other than as set forth on Schedule 2. (viii) Set forth on Schedule 4.15 is each Subsidiary of each New Subsidiary, together with (A) jurisdiction of formation, (B) number of shares of each class of Capital Stock outstanding, (C) if any, the certificate number(s) of the certificates evidencing such Capital Stock and number and percentage of outstanding shares of each class owned by such New Subsidiary (directly or indirectly) of such Capital Stock and (D) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. (d) The address of each New Subsidiary for purposes of all notices and other communications is the address set forth for any Loan Party in Section 10.1 of the Credit Agreement. (e) Each New Subsidiary hereby waives acceptance by the Lender of the guaranty by the New Subsidiaries under Article IX of the Credit Agreement. (f) All of the parties hereto, including the Lender, hereby acknowledge and agree that, notwithstanding Section 5.10 of the Credit Agreement and the definition of the term “Guarantor Joinder Agreement” set forth in the Credit Agreement, (i) the provisions of this Section 12 shall be deemed a “Guarantor Joinder Agreement” for all purposes of the Credit Agreement and the other Loan Documents and (ii) the execution and delivery of this Amendment by the New Subsidiaries shall fulfill the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents to deliver a Guarantor Joinder Agreement in respect of the New Subsidiaries. 13. Consent to Dissolutions. The Borrower has informed the Lender that it intends to dissolve (the “Guarantor Dissolutions”) each of Secured Software Solutions LLC, a Florida limited liability company, Sunrise Health Plans, LLC, a Florida limited liability company, and Sunrise Group Marketing LLC, a Florida limited liability company (each, a “Disposed Guarantor” and, collectively, the “Disposed Guarantors”). The Borrower has requested that the Lender consent to the Guarantor Dissolutions, notwithstanding the restrictions in Section 7.3 of the Credit Agreement which prohibits a Guarantor from liquating or dissolving. So long as (i) the Loan Parties shall have caused each Disposed Guarantor to transfer all or substantially all of its assets to another Loan Party prior to such dissolution and (ii) such dissolution shall have occurred within one hundred twenty (120) days of the First Amendment Effective Date, the Lender hereby (a) agrees and 16 CHAR1\1639159v5 consents to the Guarantor Dissolutions, (b) agrees that immediately prior to the effectiveness of each Guarantor Dissolution, the applicable Disposed Guarantor shall, promptly upon written request by the Loan Parties to the Lender be released from all of its obligations under the Credit Agreement and the other Loan Documents as a Guarantor, all Liens granted by the applicable Disposed Guarantor shall be terminated and the applicable Disposed Guarantor shall cease to be a Loan Party under the Loan Documents, and (c) agrees to deliver promptly such releases and other instruments, documents and agreements as may be reasonably requested by the Borrower to evidence or give effect to release of the applicable Disposed Guarantor as a Loan Party. The consent is limited solely to the Guarantor Dissolutions and the matters contained in this Section 13. [SIGNATURE PAGES FOLLOW] 17 CHAR1\1639159v5

SCHEDULE 4.15

SUBSIDIARIES

Legal Entity*	Tax ID	Form	State of Incorporation	Ownership	Authorized Capital Stock
Health Plan Intermediaries Holdings, LLC	46-0580972	Limited Liability Company	DE	As of December 31, 2018: 14,425,824 Series A Membership Interests: Parent; 26,216 Series B Membership Interests: Health Plan Intermediaries Sub, Inc.; 2,515,451 Series B Membership Interests: Health Plan Intermediaries, Inc.	Unlimited Series A Membership Interests; 20,000,000 Series B Membership Interests
American Service Insurance Agency LLC	27-4829115	Limited Liability Company	TX	Sole Member: Borrower	N/A
Insurance Center for Excellence, LLC	45-5404618	Limited Liability Company	DE	Sole Member: Borrower	N/A
Sunrise Group Marketing LLC	27-2697713	Limited Liability Company	FL	Sole Member: Borrower	N/A
Sunrise Health Plans, LLC	26-4123872	Limited Liability Company	FL	Sole Member: Borrower	N/A
Secured Software Solutions LLC	27-4452961	Limited Liability Company	FL	Sole Member: Borrower	N/A
BimSym-HPIH, LLC	83-3334626	Limited Liability Company	DE	Sole Member: Borrower	N/A
Health Insurance Innovations Holdings, Inc.	83-3351994	Corporation	DE	100 shares common stock: Borrower	500 shares common stock
HealthPocket, Inc.	45-5293710	Corporation	DE	1,000 shares common stock: Health Insurance Innovations Holdings, Inc.	1,000 shares common stock
Benefytt, LLC	**	Limited Liability Company	AR	Sole Member: Health Insurance Innovations Holdings, Inc.	N/A

CHAR1\1639159v5

* Other than Benefytt, LLC, all listed entities are Loan Parties. ** Will be obtained following approval of plan of operation by the Arkansas Insurance Department. *** Health Insurance Innovations, Inc., a Delaware corporation, is the ultimate corporate parent of the above listed legal entities. As of December 31, 2018, the authorized capital stock of Parent is 100,000,000 shares Class A common stock; 20,000,000 shares Class B common stock; 5,000,000 shares preferred stock; and issued and outstanding capital stock is 14,425,824 shares Class A common stock and 2,541,667 shares Class B common stock issued and outstanding. CHAR1\1639159v5

SCHEDULE 4.17-2

LOCATIONS OF CHIEF EXECUTIVE OFFICE, TAXPAYER IDENTIFICATION NUMBER, ETC.

Chief Executive Office	Address	Tax ID
Health Insurance Innovations, Inc.	15438 N. Florida Avenue, Suite 201 Tampa, FL 33613	46-1282634
Health Plan Intermediaries Holdings, LLC	15438 N. Florida Avenue, Suite 201 Tampa, FL 33613	46-0580972
American Service Insurance Agency LLC	15438 N. Florida Avenue, Suite 201 Tampa, FL 33613	27-4829115
Insurance Center for Excellence, LLC	15438 N. Florida Avenue, Suite 201 Tampa, FL 33613	45-5404618
Sunrise Group Marketing LLC	15438 N. Florida Avenue, Suite 201 Tampa, FL 33613	27-2697713
Sunrise Health Plans, LLC	15438 N. Florida Avenue, Suite 201 Tampa, FL 33613	26-4123872
Secured Software Solutions LLC	15438 N. Florida Avenue, Suite 201 Tampa, FL 33613	27-4452961
BimSym-HPIH, LLC	15438 N. Florida Avenue, Suite 201 Tampa, FL 33613	83-3334626
Health Insurance Innovations Holdings, Inc.	15438 N. Florida Avenue, Suite 201 Tampa, FL 33613	83-3351994
HealthPocket, Inc.	444 Castro Street, Suite 912 Mountain View, CA 94041	45-5293710

CHAR1\1639159v5

SCHEDULE 4.17-3

CHANGES IN LEGAL NAME, STATE OF FORMATION AND STRUCTURE

Current Name	Prior name	Notes
Sunrise Group Marketing LLC	Sunrise Group Marketing, Inc.	Converted from corporation to limited liability company on July 19, 2013
Sunrise Health Plans, LLC	Sunrise Health Plans, Inc.	Converted from corporation to limited liability company on July 19, 2013
Secured Software Solutions LLC	Secured Software Solutions, Inc	Converted from corporation to limited liability company on July 19, 2013
BimSym-HPIH, LLC		Formed on January 24, 2019
Health Insurance Innovations Holdings, Inc.		Incorporated on December 17, 2018
HealthPocket, Inc.		• SV Merger Sub, Inc. merged with and into HealthPocket, Inc. effective July 14, 2014 with HealthPocket, Inc. continuing as the surviving entity. • On January 1, 2019, Health Plan Intermediaries Holdings, LLC contributed 1,000 shares of common stock of HealthPocket, Inc. to Health Insurance Innovations Holdings, Inc.
Benefytt, LLC*		Organized on January 7, 2019

* Benefytt, LLC is a Subsidiary of Health Insurance Innovations Holdings, Inc., but is not a Loan Party.

Please also see "THE REOGRANIZATION OF OUR CORPORATE STRUCTURE" in the Parent's Final IPO Prospectus filed with the SEC on Form 424B4

CHAR1\1639159v5

SCHEDULE 1

PLEDGED EQUITY

SUBSIDIARY	OWNER	PERCENT PLEDGED	SHARES/INTEREST OWNED	CERTIFICATED
Health Plan Intermediaries Holdings, LLC	Health Insurance Innovations, Inc.	100%	14,425,824 Series A Membership Interests	No
American Service Insurance Agency LLC	Health Plan Intermediaries Holdings, LLC	100%	Sole Member	No
Insurance Center for Excellence, LLC	Health Plan Intermediaries Holdings, LLC	100%	Sole Member	No
Sunrise Group Marketing LLC	Health Plan Intermediaries Holdings, LLC	100%	Sole Member	No
Sunrise Health Plans, LLC	Health Plan Intermediaries Holdings, LLC	100%	Sole Member	No
Secured Software Solutions LLC	Health Plan Intermediaries Holdings, LLC	100%	Sole Member	No
BimSym-HPIH, LLC	Health Plan Intermediaries Holdings, LLC	100%	Sole Member	No
Health Insurance Innovations Holdings, Inc.	Health Plan Intermediaries Holdings, LLC	100%	100 Shares Common Stock	Yes
HealthPocket, Inc.	Health Insurance Innovations Holdings, Inc.	100%	1,000 Shares Common Stock	Yes

CHAR1\1639159v5

SCHEDULE 2 COMMERCIAL TORT CLAIMS Health Insurance Innovations, Inc., et al. v. HCC Medical Insurance Services, LLC, et al., Case No. 17- CA-6679, Circuit Court, Hillsborough County, FL (claim for declaratory relief). CHAR1\1639159v5

<u>SCHEDULE 3</u>

COPYRIGHTS, PATENTS, AND TRADEMARKS

OWNER	MARK	COUNTRY / STATE	FILE DATE	APP / SERIAL NO	REG DATE	REG NO	STATUS
Health Plan Intermediaries Holdings, LLC	AGILE HEALTHPLANS	UNITED STATES	2/18/2014	86196564	6/16/2015	4754245	REGISTERED
Health Plan Intermediaries Holdings, LLC	H HEALTH INSURANCE INNOVATIONS and Design	UNITED STATES	7/8/2014	86331496	8/25/2015	4798077	REGISTERED
Health Plan Intermediaries Holdings, LLC	MYBENEFITSKEEPER and Design	UNITED STATES	1/30/2018	87775781	N/A	N/A	PUBLISHED
Health Plan Intermediaries Holdings, LLC	HIIQ	UNITED STATES	3/20/2017	87377271	10/16/18	5587124	REGISTERED
HealthPocket, Inc.	AGILEHEALTHINSURANCE	UNITED STATES	2/17/2015	86537483	10/6/2015	4826442	REGISTERED
HealthPocket, Inc.	H and Design	UNITED STATES	9/6/2012	85722156	6/17/2014	4552395	REGISTERED
HealthPocket, Inc.	H and Design	UNITED STATES	9/6/2012	85980281	2/11/2014	4482673	REGISTERED
HealthPocket, Inc.	MILLIONS OF PEOPLE SAVING BILLIONS OF DOLLARS	UNITED STATES	9/11/2012	85980188	11/5/2013	4430109	REGISTERED

CHAR1\1639159v5

SCHEDULE 4 LOCATION OF ASSETS 15438 N. Florida Avenue, Suite 201 Tampa, FL 33613 CHAR1\1639159v5